Exhibit 99.1
                                  ------------

PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                         Georgetown Savings Bank
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
                 Reports Results for Quarter Ended June 30, 2005


         GEORGETOWN, MASSACHUSETTS, August 2, 2005 -
         Georgetown Bancorp, Inc. (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended June 30, 2005 of $149,000 or $.06 per share versus net income of $18,000 for the three months ended June 30, 2004. Net income for the year ended June 30, 2005 was $228,000 compared to $256,000 for the year ended June 30, 2004. Earnings per share data is not presented on a year-to-date basis, as the shares issued were not outstanding for the entire year.

         Net interest income increased $254,000, or 27.7% to $1.2 million for the three months ended June 30, 2005 from $914,000 for the same period in 2004. This increase in our net interest income was a result of the $12.0 million, or 119.2%, increase in our net average interest-earning assets to $22.1 million for the three months ended June 30, 2005, from $10.1 million during the same period in 2004, partially offset by the decrease in our net interest margin to 3.17% during the three months ended June 30, 2005, from 3.23% for the same period in 2004. Net interest income increased $803,000 or 22.3% to $4.4 million for the year ended June 30, 2005 from $3.6 million for the same period in 2004. This increase in our net interest income was a result of the $7.4 million, or 76.7%, increase in our net average interest-earning assets to $17.0 million for the year ended June 30, 2005, from $9.6 million during the same period in 2004, partially offset by the decrease in our net interest margin to 3.11% during the year ended June 30, 2005, from 3.25% for the same period in 2004.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased to report that the upgrade of the Bank's entire core processing system was completed in June 2005 without significant distruption of service to our customers. This major intitiative, while having a one-time negative impact on earnings for the quarter, will be a key compotent in helping us fulfill our strategic plan of continued growth. The Company also took advantage of a recent decline in its common stock to prepay a portion of its Employee Stock Ownership Plan (ESOP) loan to reduce the Company's overall expense of the plan, while accelerating the benefits of employee ownership. I continue to be encouraged by the performance of the Bank's net interest income, as it is a reflection of the success we have had in our growth plans. For the immediate future, we intend to use the proceeds of our recent stock offering to grow our banking franchise."

         The provision for loan losses for the three months and year ended June 30, 2005 was $48,000 and $114,000 respectively, compared with $18,000 and $60,000 for the same periods in 2004.

         Non-interest income for the three months and year ended June 30, 2005 was $104,000 and $401,000 respectively, compared to $94,000 and $401,000 for the same periods in 2004.

         Non-interest expense for the three months and year ended June 30, 2005 was $1.5 million and $4.3 million respectively, compared to $950,000 and $3.5 million, respectively, for the same periods in 2004. The increase in non-interest expense was primarily due to an expense of $143,000 resulting from partial prepayment of the Company's ESOP loan, one-time cost of the core processing system conversion totaling $111,000, new expenses associated with being a public company and expenses related to the establishment of our new Investment Services Program.

         Total assets increased by $34.2 million or 27.4%, to $159.0 million at June 30, 2005 from $124.9 million at June 30, 2004. Investment securities available for sale increased $6.5 million, to $16.8 million at June 30, 2005 from $10.3 million at June 30, 2004. Investment securities held to maturity increased $8.7 million, to $12.4 million at June 30, 2005 from $3.7 million at June 30, 2004. Net loans receivable increased $16.4 million, to $114.8 million at June 30, 2005 from $98.4 million at June 30, 2004.

         Total deposits increased $3.1 million, to $90.3 million at June 30, 2005 from $87.3 million at June 30, 2004.

         Total borrowings from the Federal Home Loan Bank increased $19.5 million, to $46.8 million at June 30, 2005 from $27.4 million at June 30, 2004.

         Total stockholders' equity at June 30, 2005 and June 30, 2004 was $19.3 million and $8.1 million, respectively, representing 12.13% and 6.46% of total assets at those dates. The increase in total stockholders' equity was primarily due to the Company's initial public offering that was completed on January 5, 2005.

                            GEORGETOWN BANCORP, INC.
                        STATEMENTS OF FINANCIAL CONDITION
                        ---------------------------------
                                   (unaudited)
                                     ASSETS

                                                                            At                At
                                                                         June 30           June 30
                                                                           2005              2004
                                                                      --------------    --------------
                                                                           (Dollars in thousands)
Cash and due from banks                                               $        1,887    $        2,233
Short-term investments                                                         3,191             1,475
                                                                      --------------    --------------
          Total cash and cash equivalents                                      5,078             3,708

Securities available for sale, at fair value                                  16,814            10,299
Securities held to maturity, at amortized cost                                12,380             3,682
Federal Home Loan Bank stock, at cost                                          2,526             1,549
Loans, net of allowance for loan losses                                      114,781            98,357
Premises and equipment, net                                                    4,885             5,077
Accrued interest receivable                                                      680               411
Bank-owned life insurance                                                      1,166             1,121
Other assets                                                                     717               654
                                                                      --------------    --------------
                                                                      $      159,027    $      124,858
                                                                      ==============    ==============

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                              $       90,336    $       87,259
Securities sold under agreements to repurchase                                   989               908
Short-term borrowings                                                         28,350             6,340
Long-term Federal Home Loan Bank Advances                                     18,468            21,012
Mortgagors' escrow accounts                                                      268               232
Accrued expenses and other liabilities                                         1,331             1,038
                                                                      --------------    --------------
          Total liabilities                                                  139,742           116,789
                                                                      --------------    --------------

Common Stock, $0.10 par value per share: 2,777,250
 shares issued and outstanding                                                   278                 -
Additional paid-in capital                                                    11,436                 -
Retained earnings                                                              8,399             8,171
Accumulated other comprehensive loss                                             (17)             (102)
Unearned compensation                                                           (811)                -
                                                                      --------------    --------------
    Total stockholders' equity                                                19,285             8,069
                                                                      --------------    --------------
                                                                      $      159,027    $      124,858
                                                                      ==============    ==============

                            GEORGETOWN BANCORP, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                              Three Months Ended                  Year Ended
                                                            June 30         June 30         June 30         June 30
                                                             2005            2004            2005            2004
                                                        --------------  --------------  --------------  --------------
                                                                  (Dollars in Thousands except per share data)
Interest and dividend income:
    Interest and fees on loans                           $       1,567  $        1,302  $        5,871  $        5,148
    Investment interest and dividends                              347             128           1,139             517
    Short-term investments                                          17               4             119              21
                                                        --------------  --------------  --------------  --------------
         Total interest and dividend income                      1,931           1,434           7,129           5,686
                                                        --------------  --------------  --------------  --------------

Interest expense:
    Deposits                                                       370             302           1,392           1,241
    Federal Home Loan Bank advances                                391             216           1,332             845
    Securities sold under agreements to repurchase                   2               2               9               7
                                                        --------------  --------------  --------------  --------------
         Total interest expense                                    763             520           2,733           2,093
                                                        --------------  --------------  --------------  --------------

Net interest income                                              1,168             914           4,396           3,593
Provision for loan losses                                           48              18             114              60
                                                        --------------  --------------  --------------  --------------
   Net interest income, after provision for loan losses          1,120             896           4,282           3,533
                                                        --------------  --------------  --------------  --------------

Non-interest income:
    Customer service fees                                           87              76             325             325
    Loan fees                                                        4               7              18              29
    Loss on sale of securities                                       -               -              (2)              -
    Loss on impairment of securities                                 -               -               -             (10)
    Income from bank-owned life insurance                           11              11              45              48
    Other                                                            2               -              15               9
                                                        --------------  --------------  --------------  --------------
         Total non-interest income                                 104              94             401             401
                                                        --------------  --------------  --------------  --------------

Non-interest expenses:
    Salaries and employee benefits                                 830             505           2,342           1,875
    Occupancy and equipment expenses                               170             162             644             605
    Data processing expenses                                        70              73             288             284
    Professional fees                                               74              37             263             153
    Advertising expense                                             33              54             121             150
    Other general and administrative expenses                      281             119             688             476
                                                        --------------  --------------  --------------  --------------
         Total non-interest expenses                             1,458             950           4,346           3,543
                                                        --------------  --------------  --------------  --------------
Income (Loss) before income taxes                                 (234)             40             337             391

Provision for income taxes                                         (85)             22             109             135
                                                        --------------  --------------  --------------  --------------

Net income (loss)                                       $         (149) $           18  $           28  $          256
                                                        ==============  ==============  ==============  ==============
Earnings (Loss) Per Share                                       ($0.06)              -               -               -


About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. The Bank expects to open a third branch in North Andover in the autumn of 2005. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END